ISSUER FREE WRITING PROSPECTUS NO. 2116BK Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated July 23, 2014 Deutsche Bank AG Trigger Phoenix Autocallable Optimization Securities
$•Deutsche Bank AG Securities Linked to the American Depositary Shares of AstraZeneca PLC due on or about July 31, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of Bank of America Corporation due on or about July 31, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of Mylan Inc. due on or about July 31, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of Occidental Petroleum Corporation due on or about July 31, 2019
Investment Description
Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the American depositary shares or common stock of a specific company described herein (each, an “Underlying”). If the Closing Price of the Underlying on the applicable monthly Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you a monthly contingent coupon (a “Contingent Coupon”).  Otherwise, no coupon will be accrued or payable with respect to that Observation Date. Deutsche Bank AG will not automatically call the Securities for the first year. However, if the Closing Price of the Underlying on any Observation Date after the first year (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you the Face Amount plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you.  If the Securities are not automatically called and the Final Price is not less than the Trigger Price (which is the same price as the applicable Coupon Barrier), Deutsche Bank AG will pay you at maturity a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon for the final month. However, if the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you at maturity less than the Face Amount per $10.00 Face Amount of Securities resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. Investing in the Securities is subject to significant risks, including the risk of losing your entire investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
Features	Key Dates1
❑ Contingent Coupon — If the Closing Price of the relevant Underlying on the applicable monthly Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you the relevant Contingent Coupon applicable to such Coupon Observation Date. Otherwise, no coupon will be accrued or payable with respect to that Observation Date.
❑ Automatically Callable — Deutsche Bank AG will not automatically call the Securities for the first year. However, if the Closing Price of the relevant Underlying on any Observation Date after the first year (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you the Face Amount plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not called, investors may have downside market exposure to the relevant Underlying at maturity, subject to any contingent repayment of your initial investment.
❑ Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If you hold the Securities to maturity and the Final Price is not less than the Trigger Price (or Coupon Barrier), for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you at maturity the Face Amount plus the applicable Contingent Coupon for the final month. However, if the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you at maturity less than the Face Amount per $10.00 Face Amount of Securities, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
	Trade Date Settlement Date Observation Dates2 Final Valuation Date2 Maturity Date2 1 Expected. 2 See page 4 for additional details.	July 29, 2014 July 31, 2014 Monthly (callable after 1 year) July 25, 2019 July 31, 2019

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE RELEVANT UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 7 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering four separate Trigger Phoenix Autocallable Optimization Securities (each, a “Security”).  Each Security is linked to the performance of the American depositary shares or common stock of a different company, and each has its own Contingent Coupon Rate and may have a different Initial Price, Trigger Price and Coupon Barrier. The Initial Price, Trigger Price and Coupon Barrier for each Security will be determined on the Trade Date. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.
Underlying	Contingent Coupon Rate	Initial Price	Trigger Price*	Coupon Barrier*	CUSIP/ ISIN
American depositary shares of AstraZeneca PLC (Ticker: AZN)	7.00% per annum		$73.00% - 78.00% of the Initial Price	73.00% - 78.00% of the Initial Price	25155V416 / US25155V4169
Common stock of Bank of America Corporation (Ticker: BAC)	6.00% per annum		$68.00% - 73.00% of the Initial Price	68.00% - 73.00% of the Initial Price	25155V390 / US25155V3906
Common stock of Mylan Inc. (Ticker: MYL)	7.00% per annum		$73.00% - 78.00% of the Initial Price	73.00% - 78.00% of the Initial Price	25155V382 / US25155V3823
Common stock of Occidental Petroleum Corporation (Ticker: OXY)	7.00% per annum		$78.00% - 83.00% of the Initial Price	78.00% - 83.00% of the Initial Price	25155V374 / US25155V3740
*The actual Trigger Price and Coupon Barrier for each Security will be set equal to the same percentage of such Security’s Initial Price on the Trade Date.
See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in product supplement BK dated October 5, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 28, 2012 and this free writing prospectus.
For the Securities linked to the American depositary shares of AstraZeneca PLC, the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.338- $9.538 per $10.00 Face Amount of Securities.  For the Securities linked to the common stock of Bank of America Corporation, the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.504 - $9.704 per $10.00 Face Amount of Securities.  For the Securities linked to the common stock of Mylan Inc., the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.423 - $9.623 per $10.00 Face Amount of Securities.  For the Securities linked to the common stock of Occidental Petroleum Corporation, the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.469 - $9.669 per $10.00 Face Amount of Securities. The Issuer’s estimated value of each Security is less than the Issue Price.  Please see “Issuer’s Estimated Value of the Securities” on the following page of this free writing prospectus for additional information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BK. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the American depositary shares of AstraZeneca PLC		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Bank of America Corporation		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Mylan Inc.		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Occidental Petroleum Corporation		$$10.00		$$0.25		$$9.75

(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.
UBS Financial Services Inc.	Deutsche Bank Securities

Issuer’s Estimated Value of the Securities

The Issuer’s estimated value of the Securities is equal to the sum of our valuations of the following two components of the Securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the Securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of Securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the Securities.  The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest and dividend rates and mid-market levels of price and volatility of the assets underlying the Securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities.  The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates.  Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately eight months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

Additional Terms Specific to the Securities

You should read this free writing prospectus, together with product supplement BK dated October 5, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at.www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BK dated October 5, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005314/crt_dp33259-424b2.pdf

♦	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at.www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

The trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes.

You may revoke your offer to purchase Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase Securities.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 7 of this free writing prospectus and “Risk Factors” on page 9 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:

♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦    You can tolerate the loss of a substantial portion or all of your investment and are willing to make an investment in which you could have the same downside market risk as an investment in the Underlying.

♦    You believe the Closing Price of the Underlying will be greater than or equal to the Coupon Barrier on the applicable Observation Dates, including the Final Valuation Date.

♦    You are willing to make an investment whose return is limited to the applicable Contingent Coupons, regardless of any potential appreciation of the Underlying, which could be significant.

♦    You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying.

♦    You would be willing to invest in the Securities if the applicable Trigger Price and Coupon Barrier were set equal to the top of their applicable ranges as specified on the cover of this free writing prospectus.

♦    You do not seek guaranteed current income from this investment and are willing to forgo any dividends or any other distributions paid on the Underlying.

♦    You are willing and able to hold Securities that will be called on any Observation Date after the first year on which the Closing Price of the Underlying is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to the Maturity Date, as set forth on the cover of this free writing prospectus, and are not seeking an investment for which there will be an active secondary market.

♦    You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you might not receive any amounts due to you, including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

The Securities may not be suitable for you if, among other considerations:

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦    You cannot tolerate the loss of a substantial portion or all of your investment or you are not willing to make an investment in which you could have the same downside market risk as an investment in the Underlying.

♦    You require an investment designed to provide a full return of your initial investment at maturity.

♦    You believe the Securities will not be called and the Closing Price of the Underlying will be less than the Coupon Barrier on the specified Observation Dates and less than the Trigger Price on the Final Valuation Date.

♦    You seek an investment that participates in the full appreciation in the price of the Underlying or that has unlimited return potential.

♦    You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying.

♦    You would be unwilling to invest in the Securities if the applicable Trigger Price and Coupon Barrier were set equal to the top of their applicable ranges as specified on the cover of this free writing prospectus.

♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦    You seek guaranteed current income from this investment or you prefer to receive any dividends or any other distributions paid on the Underlying.

♦    You are unwilling or unable to hold Securities that will be called on any Observation Date after the first year on which the Closing Price of the Underlying is greater than or equal to the Initial Price, or you are otherwise unable or unwilling to hold the Securities to the Maturity Date, as set forth on the cover of this free writing prospectus, and seek an investment for which there will be an active secondary market.

♦    You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount of Securities (subject to a minimum purchase of 100 Securities, or $1,000)
Face Amount	$10.00
Term	Approximately 5 years, subject to an earlier automatic call
Trade Date1	July 29, 2014
Settlement Date1	July 31, 2014
Final Valuation Date1, 2	July 25, 2019
Maturity Date1, 2, 3	July 31, 2019
Underlyings
American depositary shares of AstraZeneca PLC (Ticker: AZN)

Common stock of Bank of America Corporation (Ticker: BAC)

Common stock of Mylan Inc. (Ticker: MYL)

Common stock of Occidental Petroleum Corporation (Ticker: OXY)

Call Feature
The Securities will not be automatically called during the first year following the Trade Date.

After the first year, the Securities will be automatically called if the Closing Price of the relevant Underlying on any Observation Date (starting from the twelfth Observation Date, which we refer to as the “First Autocall Observation Date,” and ending on the Final Valuation Date) is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Observation Dates1, 2	Monthly, on the dates set forth in the table on page 5 of this free writing prospectus
Call Settlement Dates3	Two business days following the relevant Observation Date, except that the Call Settlement Date for the final Observation Date will be the Maturity Date.
Contingent Coupon
If the Closing Price of the relevant Underlying on any Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you the relevant Contingent Coupon per $10.00 Face Amount of Securities applicable to such Observation Date on the related Coupon Payment Date.

If the Closing Price of the relevant Underlying on any Observation Date is less than the Coupon Barrier, the relevant Contingent Coupon applicable to such Observation Date will not be accrued or payable and Deutsche Bank AG will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon for each Underlying will be a fixed amount based upon equal monthly installments at the Contingent Coupon Rate for such Underlying set forth below. For each Observation Date, the Contingent Coupon for the Securities that would be payable for such Observation Date on which the Closing Price of the relevant Underlying is greater than or equal to the applicable Coupon Barrier is set forth below under “Contingent Coupon payments.”

Contingent Coupon payments on the Securities are not guaranteed. Deutsche Bank AG will not pay you the Contingent Coupon for any Observation Date on which the Closing Price of the relevant Underlying is less than the Coupon Barrier.

Contingent Coupon Rate
For the Securities linked to the American depositary shares of AstraZeneca PLC, 7.00% per annum.

For the Securities linked to the common stock of Bank of America Corporation, 6.00% per annum.

For the Securities linked to the common stock of Mylan Inc., 7.00% per annum.

For the Securities linked to the common stock of Occidental Petroleum Corporation, 7.00% per annum.

Contingent Coupon payments
For the Securities linked to the American depositary shares of AstraZeneca PLC, $0.0583 per $10.00 Face Amount of Securities.

For the Securities linked to the common stock of Bank of America Corporation, $0.0500 per $10.00 Face Amount of Securities.

For the Securities linked to the common stock of Mylan Inc., $0.0583 per $10.00 Face Amount of Securities.

For the Securities linked to the common stock of Occidental Petroleum Corporation, $0.0583 per $10.00 Face Amount of Securities.

Coupon Payment Dates3	Two business days following the relevant Observation Date, except that the Coupon Payment Date for the final Observation Date will be the Maturity Date.
Payment at Maturity (per $10.00 Face Amount of Securities)
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity equal to the Face Amount plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than $10.00 per $10.00 Face Amount of Securities equal to:

$10.00 + ($10.00 x Underlying Return)

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Return.

Underlying Return	For each Security: Final Price – Initial Price Initial Price
Trigger Price
For the Securities linked to the American depositary shares of AstraZeneca PLC, 73.00% - 78.00% of the Initial Price.

For the Securities linked to the common stock of Bank of America Corporation, 68.00% - 73.00% of the Initial Price.

For the Securities linked to the common stock of Mylan Inc., 73.00% - 78.00% of the Initial Price.

For the Securities linked to the common stock of Occidental Petroleum Corporation, 78.00% - 83.00% of the Initial Price.

The actual Trigger Price for each Security will be determined on the Trade Date and will be set to the same percentage as the relevant Coupon Barrier.

Coupon Barrier
For the Securities linked to the American depositary shares of AstraZeneca PLC, 73.00% - 78.00% of the Initial Price.

For the Securities linked to the common stock of Bank of America Corporation, 68.00% - 73.00% of the Initial Price.

For the Securities linked to the common stock of Mylan Inc., 73.00% - 78.00% of the Initial Price.

For the Securities linked to the common stock of Occidental Petroleum Corporation, 78.00% - 83.00% of the Initial Price.

The actual Coupon Barrier for each Security will be determined on the Trade Date and will be set to the same percentage as the relevant Trigger Price.

Closing Price
On any trading day, the last reported sale price of one share of the relevant Underlying on the relevant exchange multiplied by the then-current relevant Stock Adjustment Factor, as determined by the calculation agent.

Initial Price	The Closing Price of the relevant Underlying on the Trade Date.
Final Price	The Closing Price of the relevant Underlying on the Final Valuation Date.
Stock Adjustment Factor
Initially 1.0 for each Underlying, subject to adjustment for certain actions affecting each Underlying. See “Description of Securities — Anti-Dilution Adjustments for Reference Stock” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT OF CONTINGENT COUPON, ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY PAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Observation Dates	Expected Coupon Payment Dates/ Call Settlement Dates
August 27, 2014*	August 29, 2014*
September 26, 2014*	September 30, 2014*
October 28, 2014*	October 30, 2014*
November 25, 2014*	November 28, 2014*
December 29, 2014*	December 31, 2014*
January 28, 2015*	January 30, 2015*
February 25, 2015*	February 27, 2015*
March 27, 2015*	March 31, 2015*
April 28, 2015*	April 30, 2015*
May 27, 2015*	May 29, 2015*
June 26, 2015*	June 30, 2015*
July 28, 2015	July 30, 2015
August 27, 2015	September 1, 2015
September 28, 2015	September 30, 2015
October 28, 2015	October 30, 2015
November 25, 2015	November 30, 2015
December 28, 2015	December 30, 2015
January 27, 2016	January 29, 2016
February 25, 2016	February 29, 2016
March 28, 2016	March 30, 2016
April 27, 2016	April 29, 2016
May 26, 2016	May 31, 2016
June 28, 2016	June 30, 2016
July 27, 2016	July 29, 2016
August 29, 2016	August 31, 2016
September 28, 2016	September 30, 2016
October 27, 2016	October 31, 2016
November 28, 2016	November 30, 2016
December 28, 2016	December 30, 2016
January 27, 2017	January 31, 2017
February 24, 2017	February 28, 2017
March 28, 2017	March 30, 2017
April 26, 2017	April 28, 2017
May 26, 2017	May 31, 2017
June 28, 2017	June 30, 2017
July 27, 2017	July 31, 2017
August 28, 2017	August 30, 2017
September 27, 2017	September 29, 2017
October 27, 2017	October 31, 2017
November 28, 2017	November 30, 2017
December 27, 2017	December 29, 2017
January 29, 2018	January 31, 2018
February 26, 2018	February 28, 2018
March 26, 2018	March 28, 2018
April 26, 2018	April 30, 2018
May 29, 2018	May 31, 2018
June 27, 2018	June 29, 2018
July 27, 2018	July 31, 2018
August 28, 2018	August 30, 2018
September 26, 2018	September 28, 2018
October 29, 2018	October 31, 2018
November 28, 2018	November 30, 2018
December 27, 2018	December 31, 2018
January 28, 2019	January 30, 2019
February 26, 2019	February 28, 2019
March 27, 2019	March 29, 2019
April 26, 2019	April 30, 2019
May 28, 2019	May 30, 2019
June 26, 2019	June 28, 2019
July 25, 2019	July 31, 2019
*The Securities will not be automatically called until any Observation Date starting from July 28, 2015 (the First Autocall Observation Date). The expected Call Settlement Date for the First Autocall Observation Date is July 30, 2015.

Investment Timeline

Trade Date:	The Closing Price of the relevant Underlying (Initial Price) is observed and the Trigger Price and Coupon Barrier are determined.

Monthly (callable after 1 year)
If the Closing Price of the relevant Underlying on any Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you the relevant Contingent Coupon per $10.00 Face Amount of Securities applicable to such Observation Date on the related Coupon Payment Date.

The Securities will be automatically called if the Closing Price of the relevant Underlying on any Observation Date after the first year is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature.

Maturity Date:
The Final Price and Underlying Return will be determined on the Final Valuation Date.

If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity equal to the Face Amount plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than $10.00 per $10.00 Face Amount of Securities equal to:

$10.00 + ($10.00 x Underlying Return)

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Return.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

3
Notwithstanding the provisions under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed and in the event that an Observation Date other than the Final Valuation Date is postponed, the relevant Call Settlement Date and Coupon Payment Date (other than the Maturity Date) will be the second business day after the Observation Date as postponed.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying. Some of the risks that apply to an investment in each Security offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay you the full Face Amount of the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you at maturity the Face Amount plus the applicable Contingent Coupon otherwise due on the Maturity Date. However, if the Securities are not automatically called on any Observation Date and the Final Price is less than the Trigger Price, you will be fully exposed to any negative Underlying Return, resulting in a loss of 1.00% of the Face Amount per $10.00 Face Amount of Securities for every 1.00% decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment.

♦
Your Potential Return on the Securities Is Limited to the Face Amount Plus Any Contingent Coupons and You Will Not Participate in Any Appreciation in the Price of the Underlying — The Securities will not pay more than the Face Amount plus any Contingent Coupons payable over the term of the Securities. Therefore, your potential return on the Securities will be limited to the Contingent Coupon Rate, but the total return will vary based on the number of Observation Dates on which the requirement for a Contingent Coupon has been met prior to maturity or an automatic call. If the Securities are automatically called, you will not participate in any appreciation in the price of the Underlying and you will not receive any Contingent Coupons in respect of any Observation Date after the applicable Call Settlement Date. If the Securities are automatically called on the First Autocall Observation Date (after one year following the Trade Date), the total return on the Securities will be minimal. If the Securities are not automatically called, you may be subject to the full downside performance of the Underlying even though you were not able to participate in any of the Underlying’s potential appreciation.

♦
You May Not Receive Any Contingent Coupons — Deutsche Bank AG will not necessarily make periodic coupon payments on the Securities.  If the Closing Price of the Underlying on any Observation Date is less than the Coupon Barrier, Deutsche Bank AG will not pay you the Contingent Coupon applicable to such Observation Date.  If the Closing Price of the Underlying is less than the Coupon Barrier on each of the Observation Dates, Deutsche Bank AG will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities.

♦
Contingent Repayment of Your Initial Investment Applies Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Closing Price of the Underlying is above the Trigger Price.

♦
Higher Contingent Coupon Rates Are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Underlying reflects a higher expectation as of the Trade Date that the Closing Price of the Underlying could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for the Securities. However, while the Contingent Coupon Rate is a fixed amount, the Underlying’s volatility can change significantly over the term of the Securities. The price of the Underlying could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are called early, the holding period over which you would receive any applicable Contingent Coupon, which is based on the relevant Contingent Coupon Rate as specified on the cover hereof, could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦
Risks Relating to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call or any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the Securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount(s) owed to you under the terms of the Securities and you could lose your entire investment.

♦
The Issuer’s Estimated Value of the Securities on the Trade Date Will Be Less than the Issue Price of the Securities — The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities.  The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the Securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.  If at any time a third party dealer were to quote a price to purchase your Securities or otherwise value your Securities, that price or value may differ materially from the estimated value of the Securities determined by reference to our internal funding rate and pricing models.  This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the Securities in the secondary market.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying would have.

♦
Investing in the Securities Is Not the Same as Investing in the Underlying — The return on your Securities may not reflect the return you would realize if you invested directly in the Underlying. For instance, your return on the Securities is limited to the applicable Contingent Coupons you receive, regardless of any appreciation of the Underlying, which could be significant.

♦
Single Stock Risk — Each Security is linked to the equity securities of a single Underlying. The price of each Underlying can rise or fall sharply due to factors specific to such Underlying and its issuer (the “Underlying Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the Underlying Issuer with the SEC.

♦
If the Price of the Underlying Changes, the Value of Your Securities May Not Change in the Same Manner — Your Securities may trade quite differently from the Underlying. Changes in the market price of the Underlying may not result in a comparable change in the value of your Securities.

♦
The Anti-Dilution Protection Is Limited — The calculation agent will make adjustments to the relevant Stock Adjustment Factor, which will initially be set at 1.0, and the Payment at Maturity in the case of certain corporate events affecting the Underlying. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, you should be aware that the calculation agent may, at its sole discretion, make adjustments to the relevant Stock Adjustment Factor or any other terms of the Securities that are in addition to, or that differ from, those described in the accompanying product supplement to reflect changes occurring in relation to the Underlying in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. Any alterations to the specified anti-dilution adjustments for the Underlying described in the accompanying product supplement may be materially adverse to investors in the Securities. You should read “Description of Securities — Anti-Dilution Adjustments for Reference Stock” in the accompanying product supplement in order to understand the adjustments that may be made to the Securities.

♦
Fluctuations in Exchange Rates May Affect Your Investment — The Underlying for one offering of Securities is the American depositary shares of AstraZeneca PLC. There are significant risks related to an investment linked to an American depositary share (“ADS”) (as evidenced by American depositary receipts), which is quoted and traded in U.S. dollars, representing an equity security that is quoted and traded in a foreign currency. An ADS, which is quoted and traded in U.S. dollars, may trade differently from its underlying equity security. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the underlying equity security on non-U.S. securities markets and, as a result, may affect the market price of the ADSs to which the Securities are linked, which may consequently affect the value of the Securities.

♦
There Are Risks Associated With Investments in Securities Linked to the Value of Equity Securities Issued by a Non-U.S. Company — AstraZeneca PLC is incorporated outside of the U.S. There are risks associated with investments in securities linked to the value of equity securities issued by a non-U.S. company. Because the Securities linked to AstraZeneca PLC are ADSs, the Securities are subject to the risks associated with the non-U.S. securities markets where the equity securities of AstraZeneca PLC are traded. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently than U.S. securities markets, which may adversely affect the value of the ADS and the value of your Securities. Furthermore, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the price of equity securities issued by a non-U.S. company may be adversely affected by political, economic, financial and social factors that may be unique to the particular country in which the non-U.S. company is incorporated. These factors include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies (including any direct or indirect intervention to stabilize the economy and/or securities market of the country of such non-U.S. government), the presence, and extent, of cross shareholdings in non-U.S. companies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦
There are Important Differences Between the Rights of Holders of ADSs and the Rights of Holders of the Equity Securities of a Foreign Company — You should be aware that one of the Underlyings is the ADSs of AstraZeneca PLC and not the equity securities represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding equity securities. Each ADS is a security evidenced by American depositary receipts that represents a certain number of equity securities of a foreign company. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of equity securities of the foreign issuer. For example, the foreign issuer may make distributions in respect of its equity securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding equity securities may be significant and may materially and adversely affect the value of the Securities linked to such ADSs.

♦
There Is No Affiliation Between the Underlying Issuers and Us, and We Have Not Participated in the Preparation of, or Independently Verified, Any Disclosure by Such Underlying Issuers — We are not affiliated with the Underlying Issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the Underlying Issuers. Nevertheless, neither we nor our affiliates have participated in the preparation of, or independently verified, any information about the Underlyings and the Underlying Issuers. You, as an investor in the Securities, should make your own investigation into the Underlyings and the Underlying Issuers. None of the Underlying Issuers is involved in the Securities offered hereby in any way and none of them has any obligation of any sort with respect to your Securities. None of the Underlying Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
Past Performance of the Underlying Is No Guide to Future Performance — The actual performance of the Underlying may bear little relation to the historical closing prices of the Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Underlying.

♦
Assuming No Changes in Market Conditions and Other Relevant Factors, the Price You May Receive for Your Securities in Secondary Market Transactions Would Generally Be Lower than Both the Issue Price and the Issuer’s Estimated Value of the Securities on the Trade Date — While the payment(s) on the Securities described in this free writing prospectus is based on the full Face Amount of your Securities, the Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities. The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time.  Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date.  Our purchase price, if any, in secondary market transactions would be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately eight months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the Securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your Securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you.  The Securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Securities to maturity.

♦
There May Be Little or No Secondary Market for the Securities — The Securities will not be listed on any securities exchange. We or our affiliates intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which we or our affiliates may be willing to buy the Securities.

♦
Many Economic and Market Factors Will Affect the Value of the Securities — While we expect that, generally, the price of the Underlying will affect the value of the Securities more than any other single factor, the value of the Securities prior to maturity will also be affected by a number of other factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying;

♦	the time remaining to maturity of the Securities;

♦	the market price and dividend rates of the Underlying and the stock market generally;

♦	the real and anticipated results of operations of the Underlying Issuer;

♦	actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the Underlying Issuer;

♦
with respect to the Securities linked to the ADSs of AstraZeneca PLC, the exchange rate between the U.S. dollar and the currency the equity securities underlying the ADSs of AstraZeneca PLC are traded in;

♦	interest rates and yields in the market generally and in the markets of the Underlying;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Underlying or markets generally;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Trading and Other Transactions by Us or Our Affiliates, or UBS AG or its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Underlying and make it less likely that you will receive a positive return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the Securities.

♦
We, Our Affiliates or Our Agents, or UBS AG or its Affiliates, May Publish Research, Express Opinions or Provide Recommendations that Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Adversely Affect the Stock Price of the Underlying and the Value of the Securities — We, our affiliates or our agents, or UBS AG or its affiliates, may publish research from time to time on financial markets and other matters that could adversely affect the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or our agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying to which the Securities are linked.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying, may adversely affect the market price of the Underlying and therefore, the value of the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the Underlying Issuer, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Final Price of the Underlying and payment at maturity or upon an automatic call based on the Closing Price of the Underlying in the market.  Deutsche Bank AG will also determine the Issuer’s estimated value of the Securities on the Trade Date and the price, if any, at which Deutsche Bank AG or our affiliates would be willing to purchase the Securities from you in secondary market transactions.  In performing these roles, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the Securities. The calculation agent will also be responsible for determining whether a market disruption event has occurred.  Any determination by the calculation agent could adversely affect your return on the Securities.

♦
There Is Substantial Uncertainty Regarding the U.S. Federal Income Tax Consequences of an Investment in the Securities — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt, with associated contingent coupons, as described below under “What Are the Tax Consequences of an Investment in the Securities?” If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples below illustrate the payment upon an automatic call or at maturity for a hypothetical range of performances for an Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any Underlying relative to its Initial Price. We cannot predict the Final Price or the Closing Price of any Underlying on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of any Underlying. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis and it has been assumed that no event affecting an Underlying has occurred during the term of the Securities that would cause the calculation agent to adjust the Stock Adjustment Factor.

The following examples and table illustrate the payment at maturity or upon an automatic call per $10.00 Face Amount of Securities on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 5 years, subject to an automatic call
Hypothetical Initial Price*:	$30.00
Hypothetical Trigger Price*:	$21.00 (70.00% of the Hypothetical Initial Price)
Hypothetical Coupon Barrier*:	$21.00 (70.00% of the Hypothetical Initial Price)
Hypothetical Contingent Coupon Rate*:	6.00% per annum (or 0.50% per month)
Hypothetical Contingent Coupon*:	$0.05 per month
Observation Dates:	Monthly (callable after 1 year)

*
Based on a hypothetical Contingent Coupon Rate of 6.00% per annum. The actual Initial Price, Coupon Barrier and Trigger Price for each Security will be set on the Trade Date. The actual Contingent Coupon Rate for each Security is set forth on the cover of this free writing prospectus and in “Indicative Terms” and the actual Contingent Coupon for each Security is set forth in “Indicative Terms.”

Example 1 — The Securities are called on the First Autocall Observation Date.

Date	Closing Price	Payment (per $10.00 Face Amount of Securities)
First Observation Date	$50 (greater than Initial Price)	$0.05 (Contingent Coupon — Not Callable)
Second Observation Date	$28 (greater than Coupon Barrier)	$0.05 (Contingent Coupon)
Third to Eleventh Observation Dates	Various (greater than Coupon Barrier)	$0.45(Contingent Coupons)
Twelfth Observation Date (First Autocall Observation Date)	$50 (greater than Initial Price)	$10.05 (Face Amount plus Contingent Coupon)
	Total Payment:	$10.60 (6.00% return)

If on the First Autocall Observation Date (the twelfth Observation Date) the Closing Price is $50.00, because the Closing Price is greater than the Initial Price of $30.00, the Securities will be automatically called. Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.05 per $10.00 Face Amount of Securities, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payments of $0.55 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.60 per $10.00 Face Amount of Securities, representing a 6.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — The Securities are NOT automatically called and the Final Price of the Underlying is greater than or equal to the Trigger Price and Coupon Barrier.

Date	Closing Price	Payment (per $10.00 Face Amount of Securities)
First Observation Date	$28 (greater than Coupon Barrier)	$0.05 (Contingent Coupon)
Second Observation Date	$20 (less than Coupon Barrier)	$0.00
Third Observation Date	$20 (less than Coupon Barrier)	$0.00
Fourth to Fifty-Ninth Observation Dates	Various (all less than Coupon Barrier)	$0.00
Final Observation Date	$25 (greater than both Trigger Price and Coupon Barrier; less than Initial Price)	$10.05 (Payment at Maturity)
	Total Payment:	$10.10 (1.00% return)

Deutsche Bank AG will pay you at maturity a total of $10.05 per $10.00 Face Amount of Securities, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payment of $0.05 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of approximately $10.10 per $10.00 Face Amount of Securities, representing a 1.00% total return on the Securities over five years.

Example 3 — The Securities are NOT called and the Final Price of the Underlying is less than the Trigger Price and the Coupon Barrier.

Date	Closing Price	Payment (per $10.00 Face Amount of Securities)
First Observation Date	$28 (greater than Coupon Barrier)	$0.05 (Contingent Coupon)
Second Observation Date	$28 (greater than Coupon Barrier)	$0.05 (Contingent Coupon)
Third Observation Date	$29 (greater than Coupon Barrier)	$0.05 (Contingent Coupon)
Fourth to Fifty-Ninth Observation Dates	Various (all less than Coupon Barrier)	$0.00

Final Observation Date	$15 (less than both Trigger Price and Coupon Barrier)	$10.00 + [$10.00 × Underlying Return] = $10.00 + [$10.00 × -50%] = $5.00 (Payment at Maturity)
	Total Payment:	$5.15 (-48.50% return)

Since the Securities are not called and the Final Price of the Underlying is below the Trigger Price and the Coupon Barrier, Deutsche Bank AG will pay you at maturity $5.00 per $10.00 Face Amount of Securities. When added to the Contingent Coupon payments of $0.15 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you $5.15 per $10.00 Face Amount of Securities, representing a loss on the Securities of 48.50%.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Return, resulting in a loss of 1.00% of the Face Amount of Securities for every 1.00% decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

Information about the Underlyings

All disclosures contained in this free writing prospectus regarding each Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates has participated in the preparation of, or independently verified, such information about any Underlying contained in this free writing prospectus. You should make your own investigation into each Underlying.

Included on the following pages is a brief description of each Underlying Issuer. We obtained the historical closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical closing prices of the Underlyings as an indication of future performance. Each of the Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file certain financial and other information specified by the SEC periodically. Information filed by each Underlying Issuer with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is.http://www.sec.gov. Information filed with the SEC by each Underlying Issuer under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

AstraZeneca PLC

According to publicly available information, AstraZeneca PLC is a biopharmaceutical company that focuses primarily on the discovery, development and commercialization of prescription medicines. Information filed by AstraZeneca PLC with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11960, or its CIK Code: 0000901832. The American depositary shares of AstraZeneca PLC are traded on the New York Stock Exchange under the symbol “AZN.” Each ADS represents one ordinary share of AstraZeneca PLC.

Historical Information

The following table sets forth the quarterly high and low closing prices for the American depositary shares of AstraZeneca PLC, based on daily closing prices on the primary exchange for the American depositary shares of AstraZeneca PLC, as reported by Bloomberg. The closing price of AstraZeneca PLC’s American depositary shares on July 21, 2014 was $75.01. The actual Initial Price will be the Closing Price of AstraZeneca PLC’s American depositary shares on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
7/1/2009	9/30/2009	$47.54	$43.01	$44.95
10/1/2009	12/31/2009	$47.00	$43.64	$46.94
1/1/2010	3/31/2010	$50.40	$43.05	$44.72
4/1/2010	6/30/2010	$48.74	$40.91	$47.13
7/1/2010	9/30/2010	$53.41	$47.05	$50.70
10/1/2010	12/31/2010	$53.50	$45.80	$46.19
1/1/2011	3/31/2011	$49.38	$45.40	$46.12
4/1/2011	6/30/2011	$52.40	$46.60	$50.07
7/1/2011	9/30/2011	$51.08	$40.95	$44.36
10/1/2011	12/31/2011	$49.89	$42.53	$46.29
1/1/2012	3/31/2012	$48.58	$44.18	$44.49
4/1/2012	6/30/2012	$46.22	$40.03	$44.75
7/1/2012	9/30/2012	$48.36	$45.01	$47.86
10/1/2012	12/31/2012	$48.90	$44.34	$47.27
1/1/2013	3/31/2013	$50.06	$44.67	$49.98
4/1/2013	6/30/2013	$53.01	$47.22	$47.30
7/1/2013	9/30/2013	$52.08	$47.87	$51.93
10/1/2013	12/31/2013	$59.50	$49.72	$59.37
1/1/2014	3/31/2014	$68.38	$58.51	$64.88
4/1/2014	6/30/2014	$81.09	$62.45	$74.31
7/1/2014	7/21/2014*	$76.31	$72.94	$75.01

*
As of the date of this free writing prospectus, available information for the third calendar quarter of 2014 includes data for the period through July 21, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

The graph below illustrates the performance of the American depositary shares of AstraZeneca PLC from July 21, 2009 through July 21, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 75.50% (the midpoint between 73.00% and 78.00%) of $75.01, which was the closing price of AstraZeneca PLC’s American depositary shares on July 21, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

Bank of America Corporation

According to publicly available information, Bank of America Corporation is a financial institution that serves individual consumers, small- and middle-market businesses, institutional investors, large corporations and governments with a range of banking, investing, asset management and other financial and risk management products and services. Information filed by Bank of America Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06523, or its CIK Code: 0000070858. The common stock of Bank of America Corporation is traded on the New York Stock Exchange under the symbol “BAC.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Bank of America Corporation, based on daily closing prices on the primary exchange for the common stock of Bank of America Corporation, as reported by Bloomberg. The closing price of Bank of America Corporation’s common stock on July 21, 2014 was $15.52. The actual Initial Price will be the Closing Price of Bank of America Corporation’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
7/1/2009	9/30/2009	$17.98	$11.84	$16.92
10/1/2009	12/31/2009	$18.59	$14.58	$15.06
1/1/2010	3/31/2010	$18.04	$14.45	$17.85
4/1/2010	6/30/2010	$19.48	$14.37	$14.37
7/1/2010	9/30/2010	$15.67	$12.32	$13.11
10/1/2010	12/31/2010	$13.56	$10.95	$13.34
1/1/2011	3/31/2011	$15.25	$13.33	$13.33
4/1/2011	6/30/2011	$13.72	$10.50	$10.96
7/1/2011	9/30/2011	$11.09	$6.06	$6.12
10/1/2011	12/31/2011	$7.35	$4.99	$5.56
1/1/2012	3/31/2012	$9.93	$5.80	$9.57
4/1/2012	6/30/2012	$9.68	$6.83	$8.18
7/1/2012	9/30/2012	$9.55	$7.04	$8.83
10/1/2012	12/31/2012	$11.60	$8.93	$11.60
1/1/2013	3/31/2013	$12.78	$11.03	$12.18
4/1/2013	6/30/2013	$13.83	$11.44	$12.86
7/1/2013	9/30/2013	$14.95	$12.83	$13.80
10/1/2013	12/31/2013	$15.88	$13.69	$15.57
1/1/2014	3/31/2014	$17.92	$16.10	$17.20
4/1/2014	6/30/2014	$17.34	$14.51	$15.37
7/1/2014	7/21/2014*	$16.05	$15.20	$15.52

*
As of the date of this free writing prospectus, available information for the third calendar quarter of 2014 includes data for the period through July 21, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

The graph below illustrates the performance of the common stock of Bank of America Corporation from July 21, 2009 through July 21, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 70.50% (the midpoint between 68.00% and 73.00%) of $15.52, which was the closing price of Bank of America Corporation’s common stock on July 21, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

Mylan Inc.

According to publicly available information, Mylan Inc.  pharmaceutical company, which develops, licenses, manufactures, markets and distributes generic, branded generic and specialty pharmaceuticals. Information filed by Mylan Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09114, or its CIK Code: 0000069499. The common stock of Mylan Inc. are traded on the NASDAQ Stock Market under the symbol “MYL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Mylan Inc., based on daily closing prices on the primary exchange for the common stock of Mylan Inc., as reported by Bloomberg. The closing price of Mylan Inc.’s common stock on July 21, 2014 was $51.39. The actual Initial Price will be the Closing Price of Mylan Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
7/1/2009	9/30/2009	$16.21	$12.10	$16.01
10/1/2009	12/31/2009	$19.04	$15.59	$18.43
1/1/2010	3/31/2010	$22.92	$17.41	$22.71
4/1/2010	6/30/2010	$23.25	$17.04	$17.04
7/1/2010	9/30/2010	$18.92	$16.86	$18.81
10/1/2010	12/31/2010	$21.42	$18.40	$21.13
1/1/2011	3/31/2011	$23.95	$21.14	$22.67
4/1/2011	6/30/2011	$25.24	$22.03	$24.67
7/1/2011	9/30/2011	$24.99	$17.00	$17.00
10/1/2011	12/31/2011	$21.82	$16.16	$21.46
1/1/2012	3/31/2012	$23.70	$20.75	$23.45
4/1/2012	6/30/2012	$23.54	$20.64	$21.37
7/1/2012	9/30/2012	$24.51	$21.55	$24.40
10/1/2012	12/31/2012	$28.33	$23.44	$27.48
1/1/2013	3/31/2013	$31.02	$27.54	$28.94
4/1/2013	6/30/2013	$31.87	$27.96	$31.03
7/1/2013	9/30/2013	$38.95	$30.37	$38.17
10/1/2013	12/31/2013	$44.50	$37.87	$43.40
1/1/2014	3/31/2014	$57.20	$42.26	$48.83
4/1/2014	6/30/2014	$52.10	$45.72	$51.56
7/1/2014	7/21/2014*	$52.17	$50.06	$51.39

*
As of the date of this free writing prospectus, available information for the third calendar quarter of 2014 includes data for the period through July 21, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

The graph below illustrates the performance of the common stock of Mylan Inc. from July 21, 2009 through July 21, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 75.50% (the midpoint between 73.00% and 78.00%) of $51.39, which was the closing price of Mylan Inc.’s common stock on July 21, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

Occidental Petroleum Corporation

According to publicly available information, Occidental Petroleum Corporation principally consists of three segments. The oil and gas segment explores for, develops and produces oil and condensate, natural gas liquids and natural gas. The chemical segment mainly manufactures and markets basic chemicals and vinyls. The midstream, marketing and other segment gathers, processes, transports, stores, purchases and markets oil, condensate, natural gas liquids, natural gas, carbon dioxide and power. Information filed by Occidental Petroleum Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09210, or its CIK Code: 0000797468. The common stock of Occidental Petroleum Corporation is traded on the New York Stock Exchange under the symbol “OXY.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Occidental Petroleum Corporation, based on daily closing prices on the primary exchange for the common stock of Occidental Petroleum Corporation, as reported by Bloomberg. The closing price of Occidental Petroleum Corporation’s common stock on July 21, 2014 was $100.58. The actual Initial Price will be the Closing Price of Occidental Petroleum Corporation’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
7/1/2009	9/30/2009	$79.15	$59.57	$78.40
10/1/2009	12/31/2009	$84.48	$74.33	$81.35
1/1/2010	3/31/2010	$84.54	$76.01	$84.54
4/1/2010	6/30/2010	$89.99	$77.15	$77.15
7/1/2010	9/30/2010	$82.92	$72.23	$78.30
10/1/2010	12/31/2010	$99.03	$78.63	$98.10
1/1/2011	3/31/2011	$107.37	$93.81	$104.49
4/1/2011	6/30/2011	$115.74	$96.89	$104.04
7/1/2011	9/30/2011	$108.08	$71.50	$71.50
10/1/2011	12/31/2011	$101.29	$68.58	$93.70
1/1/2012	3/31/2012	$105.46	$94.43	$95.23
4/1/2012	6/30/2012	$97.48	$77.33	$85.77
7/1/2012	9/30/2012	$91.95	$82.65	$86.06
10/1/2012	12/31/2012	$86.38	$73.59	$76.61
1/1/2013	3/31/2013	$88.68	$78.01	$78.37
4/1/2013	6/30/2013	$94.75	$78.95	$89.23
7/1/2013	9/30/2013	$94.46	$85.38	$93.54
10/1/2013	12/31/2013	$99.37	$90.21	$95.10
1/1/2014	3/31/2014	$97.26	$87.09	$95.29
4/1/2014	6/30/2014	$105.19	$93.33	$102.63
7/1/2014	7/21/2014*	$102.80	$99.52	$100.58

*
As of the date of this free writing prospectus, available information for the third calendar quarter of 2014 includes data for the period through July 21, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

The graph below illustrates the performance of the common stock of Occidental Petroleum Corporation from July 21, 2009 through July 21, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 80.50% (the midpoint between 78.00% and 83.00%) of $100.58, which was the closing price of Occidental Petroleum Corporation’s common stock on July 21, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

What Are the Tax Consequences of an Investment in the Securities?

Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities.  In determining our responsibilities for information reporting and withholding, if any, we intend to treat the Securities as prepaid financial contracts that are not debt, with associated contingent coupons that constitute ordinary income and that, when paid to a non-U.S. holder, are generally subject to 30% (or lower treaty rate) withholding.  Our special tax counsel, Davis Polk & Wardwell LLP, has advised that while it believes this treatment to be reasonable, it is unable to conclude that it is more likely than not that this treatment will be upheld, and that other reasonable treatments are possible that could materially affect the timing and character of income or loss on your Securities.  If this treatment is respected, you generally should recognize short-term capital gain or loss on the taxable disposition (including retirement) of your Securities, unless you have held the Securities for more than one year, in which case your gain or loss should be long-term capital gain or loss.  However, it is likely that any sales proceeds that are attributable to the next succeeding contingent coupon after it has been fixed will be treated as ordinary income and also possible that any sales proceeds attributable to the next succeeding contingent coupon prior to the time it has been fixed will be treated as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Face Amount of Securities. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to investors at the price to public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, or to its affiliates at the price to public indicated on the cover of the pricing supplement minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangement for these offerings must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in these offerings of the Securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.